Exhibit 99.1

LRAD® CORPORATION APPOINTS RICHARD S. DANFORTH AS

CHIEF EXECUTIVE OFFICER

Board of Directors Selects Defense Industy Veteran to Lead Company

SAN DIEGO, CA – August 2, 2016 - LRAD Corporation (NASDAQ: LRAD), the world’s leading provider of acoustic hailing devices (AHDs) and advanced mass notification systems, today announced that its Board of Directors has named defense industry veteran Richard S. Danforth as the Company’s Chief Executive Officer. Mr. Danforth has over 30 years of defense and aerospace industry experience including executive leadership positions with two of the world’s largest defense contractors, Raytheon Company (NYSE: RTN), and DRS Technologies Inc, a wholly owned subsidiary of Leonardo-Finmeccanica (BIT: LDO).

“Richard brings extensive defense industry leadership, knowledge and experience to the Company,” stated General John G. Coburn (Ret.), Chairman of the Company’s Board of Directors. “He is a highly effective, resourceful and innovative global business leader with proven expertise positioning and driving product development and manufacturing organizations to revenue and profit growth, delivering significant value creation for stakeholders.”

“As a significant contributor to growing profitability in several business units within DRS Technologies, Richard had a key leadership role in implementing an aggressive merger and acquisition (“M&A”) strategy, which led to several strategic acquisitions, strong growth in revenue and stock value and sale to Leonardo-Finmeccanica for $5.2 billion,” General Coburn (Ret.) continued. “Richard’s unique blend of manufacturing, quality assurance and operations proficiency, coupled with his strong experience in strategy, technology and execution, make him ideal to lead LRAD Corporation.”

Mr. Danforth joins LRAD Corporation after having served at DRS Technologies as Group President of DRS Integrated Defense Systems & Service (2013 – 2014); Chief Executive Officer, President and Board Member of DRS Defense Solutions (2008 – 2012); President, Command Control & Communication (2005 – 2008); President, Navy Electronics & Intelligence Systems (2004 – 2005); and Executive Vice President, Electronics Systems Group (2002 – 2004).

He began his career at Raytheon in 1982 and held various manufacturing, quality assurance and program manager positions until 1996. Mr. Danforth was then appointed Vice President of Operations for Raytheon Aircraft Company (1996 – 2000). In 2000, he was named Senior Vice President of Raytheon Aircraft Company’s Commercial Aircraft Business division, where he led 370 sales, marketing and customer service staff.

In 2014, Mr. Danforth formed the strategic business consulting firm, RsD Aero, Ltd., which provides consulting services for the Defense, Aerospace, Space and Transportation sectors, with an emphasis on M&A and Transatlantic trade. From 2007 – 2013, he was Chairman of the Board for Advanced Acoustic Concepts, a submarine and mine warfare software solutions company formed as a joint venture between DRS Technologies and the Thales Group.

Mr. Danforth has a Bachelor of Science in Industrial Technology from the University of Massachusetts Lowell and a Masters in Engineering Management from Western New England College.

“My passion for leveraging growth opportunities and creating high value initiatives that result in new business, enhanced brand positioning and increased profitability is what attracted me to this position,” remarked Mr. Danforth. “LRAD Corporation has successfully built the AHD market and created a global brand. I’m excited to add my knowledge and expertise to grow the Company’s business and increase stockholder value.”

About LRAD Corporation

Using advanced technology and superior voice intelligibility, LRAD Corporation’s proprietary Long Range Acoustic Devices® and revolutionary ONE VOICE® mass notification systems safely hail and warn, inform and direct, prevent misunderstandings, determine intent, establish large safety zones, resolve uncertain situations, and save lives. LRAD systems are in service in more than 70 countries around the world in diverse applications including mass notification and public address, fixed and mobile defense deployments, homeland, border, critical infrastructure, maritime, oil & gas, and port security, public safety, law enforcement and emergency responder communications, asset protection, and wildlife control and preservation. For more information, please visit www.lradx.com.

Forward Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2015. LRAD Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Company Contact

E. Brian Harvey

Director, Investor Relations and Capital Markets

858.753.8974

ebharvey@lradx.com